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                                                                EXHIBIT 10.30



                        COMMON STOCK REDEMPTION AGREEMENT


     This Common Stock Redemption Agreement (the "Agreement") is made and entered into as of the 15 day of February, 1997 by and among General Credit Corporation, a New York corporation (the "Company"), Irwin Zellermaier ("Zellermaier"), D. P. Morton & Associates, LLC ("D.P. Morton") and David Bader ("Bader"), Zellermaier, D.P. Morton and Bader are sometimes collectively referred to as the "Sellers."

                                    RECITALS

A. The Sellers currently own the following the following shares of Common Stock, par value $.001 of the Company:

         Name                                    Number of Shares

         Irwin Zellermaier                            855,000
         D. P. Morton & Associates, LLC               805,000
         David Bader                                   98,000


B. The Sellers each have agreed to have the following number of shares of the Company's Common Stock redeemed by the Company (collectively, the "Redeemed Shares").

         Name                                     Number of Shares

         Irwin Zellermaier                            475,000
         D. P. Morton & Associates, LLC               655,000
         David Bader                                   68,000


C. The parties hereto desire to set forth in writing the terms and conditions pursuant to which the Redemption shall be accomplished.

     NOW, THEREFORE for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing Recitals are true and correct and are hereby incorporated by reference.


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2.   Redemption of Shares of Common Stock. At Closing (as hereinafter defined), in exchange for the Redemption Price (as hereinafter defined), the Company shall redeem the Redeemed Shares and the Sellers agree to have the Redeemed Shares redeemed by the Company.

3. Redemption Price. The price to be paid by the Company for the Redemption of the Redeemed Shares shall be $.001 per share.

4. Closing. The consummation of the transactions contemplated by this Agreement ("Closing") shall take place on February 19, 1997. At Closing, upon tender by the Company to the Sellers of the Redemption Price, the Sellers shall, as applicable, execute and deliver any and all documents, including common stock certificates of the Company evidencing the Seller's interest in the Redeemed Shares.

5.   Miscellaneous.

     a. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, among the parties hereto with respect to such subject matter.

     b. Amendment. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

     c. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     d. Waivers and Remedies. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     e. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or
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          subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

     f. Descriptive Headings. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     g. Counterparts. This Agreement may be executed in any numbers of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

     h. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

          If to the Company:                 General Credit Corporation
                                             211 East 790 th Street
                                             New York, New York 10021


          If to the Sellers:                 At the address last
                                             reflected on the books
                                             and records of the
                                             Company or to such other
                                             address as the Seller
                                             may from time to time
                                             designate in writing
                                             delivered in a like
                                             manner.

     i. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any of its rights or obligations hereunder.

     j. Applicable Law. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

     k. Expenses. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation. preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

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     l.   Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

     m. Agent. Neither party is hereby constituted an agent or legal representative of the other party hereto and neither is granted any right or authority hereunder to assume or create any obligation, express or implied, or to make any representation, covenant, warranty, or guaranty, except as expressly granted or made in this Agreement.

     n. Other Documents. The parties hereto shall cooperate in the effectuation of the transactions contemplated hereby and shall execute any and all additional documents and shall take such additional actions as shall be reasonably necessary or appropriate for such purposes.

     o. Waiver of Jury Trial. The parties hereto each knowingly, voluntarily and intentionally waive their respective rights to a trial by jury in respect of any litigation related to or arising from this Agreement, or any course of conduct, course of dealing, statement or actions of any of the parties hereto.

     p. Applicable Law and Venue. This Agreement shall be construed in accordance with and be governed by the laws of the State of Florida and the parties hereto agree that any suit brought hereunder shall be brought only in the Circuit Court for the Eleventh Judicial Circuit in and for Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division.

     q.   Release and Indemnification. Each of the (x) Sellers and the
          (y)Company, hereby release each other and their respective affiliates from any and all actions or claims, whether unknown or known which either ever had, now has or hereinafter may have against the other relating to, arising out of or in any way related to the redemption by the Company of the Redeemed Shares. Each of the (z)Sellers and its respective affiliates, and the (zz) Company and its affiliates, hereby agree to defend, indemnify and hold harmless the other of and from, any and all demands, claims losses or liabilities arising ut of or in an way related to the redemption by the Company of the Redeemed Shares.




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THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY
TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

                                        GENERAL CREDIT CORPORATION



                                        By:/s/ Irwin Zellermaier
                                           ------------------------------------
                                            Irwin Zellermaier, President



                                        /s/ Irwin Zellermaier
                                        ---------------------------------------
                                        Irwin Zellermaier, Individually


                                        D.P. MORTON & ASSOCIATES, LLC



                                        By:/s/ Victoria Kleinmunz
                                           ------------------------------------
                                           Authorized Representative



                                        /s/ David Bader
                                        ---------------------------------------
                                        David Bader






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